UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2021

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 1200, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2021, Bright Health Group, Inc. (NYSE: BHG) (the “Company” or “Bright Health”), entered into an Investment Agreement (the “Investment Agreement”) with a subsidiary of Cigna Corporation and an affiliate of New Enterprise Associates (the “Purchasers”), relating to the issuance and sale by the Company to the Purchasers of 750,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), for an aggregate purchase price of $750.0 million, or $1,000 per share (the “Issuance”). The closing of the Issuance (the “Closing Date”) is conditioned upon certain customary closing conditions, and will not occur prior to January 3, 2022, unless otherwise agreed by the Purchasers.

The Preferred Stock will rank senior to the shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Preferred Stock will have an initial liquidation preference of $1,000 per share, which shall increase by accumulated quarterly dividends that are not paid in cash (“compounded dividends”). Holders of the Preferred Stock will be entitled to a dividend at the rate of 5.0% per annum, accruing daily and payable quarterly in arrears and subject to certain adjustments, as set forth in the Certificate of Designations designating the Preferred Stock, the form of which is attached as Exhibit A to the Investment Agreement (the “Certificate of Designations”). Dividends will be payable in cash, by increasing the amount of liquidation preference (compounded dividends) with respect to a share of Preferred Stock, or any combination thereof, at the sole discretion of the Company.

The Preferred Stock will be convertible at the option of the holders into (I) the number of shares of Common Stock equal to the quotient of (a) the sum of (x) the liquidation preference (reflecting increases for compounded dividends) plus (y) the accrued dividends with respect to each share of Preferred Stock as of the applicable conversion date divided by (b) the conversion price (initially approximately $4.55) as of the applicable conversion date plus (II) cash in lieu of fractional shares, subject to certain anti‑dilution adjustments. At any time after the third anniversary of the Closing Date, if the closing price per share of Common Stock on the NYSE was greater than $7.96 for (x) each of at least twenty (20) trading days in any period of thirty (30) consecutive trading days and (y) the last trading day immediately before the Company provides the holders with notice of its election to convert all of the Preferred Stock into the relevant number of shares of Common Stock, the Company may elect to convert all of the Preferred Stock into the relevant number of shares of Common Stock.

Under the Certificate of Designations, holders of the Preferred Stock will be entitled to vote with the holders of the Common Stock on an as‑converted basis, solely with respect to (i) a change of control transaction (to the extent such change of control transaction is submitted to a vote of the holders of the Common Stock) or (ii) the issuance of capital stock by the Company in connection with an acquisition by the Company (to the extent such issuance is submitted to a vote of the holders of the Common Stock), subject to certain restrictions. Holders of the Preferred Stock will be entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on the Preferred Stock, authorizations or issuances by the Company of securities that are senior to the Preferred Stock, increases or decreases in the number of authorized shares of Preferred Stock, and issuances of shares of the Preferred Stock after the Closing Date.

At any time following the fifth anniversary of the original issuance date, the Company may redeem all of the Preferred Stock for a per share amount in cash equal to: (i) the sum of (A) the liquidation preference (reflecting increases for compounded dividends) thereof plus (B) all accrued dividends as of the applicable redemption date, multiplied by (ii) (A) 105% if the redemption occurs at any time prior to the seventh anniversary of the Closing Date and (B) 100% if the redemption occurs at any time on or after the seventh anniversary of the Closing Date. Upon certain change of control events involving the Company, the holders of the Preferred Stock may, at such holder’s election (i) convert their shares of Preferred Stock into Common Stock at the then‑current conversion price or require the Company to purchase all or a portion of such holder’s shares of Preferred Stock that have not been so converted at a purchase price per share of Preferred Stock, payable in cash, equal to the greater of (I) (A) if the change of control effective date occurs at any time prior to the seventh anniversary of the Closing Date, the product of 105% multiplied by the sum of (x) the liquidation preference of such share of Preferred Stock (reflecting increases for compounded dividends) plus (y) the accrued dividends in respect of such share of Preferred Stock as of the change of control purchase date and (B) if the change of control effective date occurs on or after the seventh anniversary of the Closing Date, the sum of (x) the liquidation preference (reflecting increases for compounded dividends) of such share of Preferred Stock plus (y) the accrued dividends in respect of such share of Preferred Stock as of the change of control purchase date and (II) the consideration that would have been payable in connection with such change of control if such share of Preferred Stock had been converted into Common Stock immediately prior to the change of control.

The Purchaser and its affiliates will have certain customary registration rights with respect to shares of the Preferred Stock and the shares of the Common Stock held by the Purchaser issued upon any future conversion of the Preferred Stock pursuant to the terms of the Company’s existing registration rights agreement, as amended, and as further amended by an amendment contemplated by the Investment Agreement.

The foregoing description of the terms of the Preferred Stock, the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, pursuant to the terms of the Investment Agreement, the Company has agreed to issue shares of the Preferred Stock to the Purchasers. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Purchasers have each represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Preferred Stock is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of the Preferred Stock or shares of the Common Stock issued in connection with any future conversion of the Preferred Stock.

Item 8.01. Other Events.

On December 6, 2021, the Company issued a press release (the “Press Release”) announcing the execution of the Investment Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8‑K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Investment Agreement, dated December 6, 2021, by and between Bright Health Group, Inc. and Cigna Health & Life Insurance Company and New Enterprise Associates 17, L.P.
99.1	News Release, dated December 6, 2021
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	December 7, 2021	By:	/s/ Keith Nelsen
		Name:	Keith Nelsen
		Title:	General Counsel and Corporate Secretary